Exhibit 21

                        PIONEER FINANCIAL SERVICES, INC.

     Subsidiary                                       Jurisdiction

 1.  Pioneer Life Insurance Company of Illinois       Illinois
 2.  Health and Life Insurance Company of America     Illinois
 3.  National Group Life Insurance Company            Illinois
 4.  Design Securities Corporation formerly           Delaware
     First Pioneer Equity Corporation
 5.  Pioneer Fire & Casualty Insurance Company        Pennsylvania
 6.  Administrators Service Corporation               Illinois
 7.  Association Management Corporation               Illinois
 8.  Network Air Medical Systems, Inc.                Illinois
 9.  National Benefit Plans, Inc.
     formerly National Group Holding
     Corporation                                      Delaware
10.  Design Benefit Plans, Inc.
     formerly National Group Marketing Corporation    Illinois
11.  Partners Health Group, Inc. formerly
     Union Capital Corporation                        Delaware
12.  National Marketing Specialists                   Delaware
13.  Target Ad Group, Inc. formerly National
     Benefit Finance, formerly Select Marketing
     Corporation                                      Illinois
14.  Response Air Ambulance Network, Inc.             Illinois
15.  Direct Financial Services, Inc.                  Illinois

16.  National Health Services, Inc.                   Wisconsin

17.  Manhattan National Life Insurance Company        North Dakota

18.  United Group Holdings, Inc.                      Delaware

19.  Advantage Financial Systems, Inc.                Delaware

20.  NHS Coordinated Care of Texas, Inc. formerly
     American Managed Care of Texas, Inc.             Texas
21.  NHS Coordinated Care, Inc.                       Nevada

22.  Continental Life & Accident Company              Iowa

23.  Continental Marketing Corporation                Idaho

24.  Healthcare Review Corporation                    Kentucky

25.  Connecticut National Life Insurance Company      Illinois

26.  ACMG, Inc.                                       Ohio

27.  Preferred Health Choice, Inc.                    Illinois

28.  PL Holdings, Inc.                                Nevada

29.  Personal Healthcare, Inc.                        Delaware

30.  Success Training Corporation                     Illinois
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